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                                                                    Exhibit 99.9
                                                                    ------------

THE OPTIONS TO BE RECEIVED UPON THE EXECUTION HEREOF, AND THE SHARES ISSUABLE UPON EXERCISE OF THOSE OPTIONS, MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR (II) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER SUCH ACT AND LAWS. SUCH SECURITIES ARE ALSO SUBJECT TO, AND RESTRICTED BY CERTAIN OF, THE RESPECTIVE PROVISIONS OF THIS STOCK OPTION AGREEMENT.

            AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION AGREEMENT
            ---------------------------------------------------------

     STOCK OPTION AGREEMENT dated as of October 18, 2000, as amended and restated as of January 8, 2002, between ACTV, INC., a Delaware corporation (the "Company"), and PAUL E. FINER ("Employee").

     WHEREAS, the Company desires to grant to Employee, and Employee desires to obtain, the fully vested right and option to purchase Thirty Three Thousand Nine Hundred Thirty (33,930) shares (the "Option Shares") of the common stock (par value $.10 per share) of the Company (the "Common Stock"), on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the receipt of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     SECTION 1.  Option to Purchase Common Stock.

          a. Subject to Section 5 hereof, the Company hereby grants to Employee an option (the "Option") to purchase the Option Shares from the Company at a purchase price of $2.00 per Option Share (the "Option Price"). Employee's right and option to purchase the Option Shares shall vest in two installments, as follows:

              Vesting Date       No. of Shares Vesting
              ---------------    ---------------------

              June 13, 2001                      8,482
              January 8, 2002                   25,448

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The "Option Period" of this Option shall commence on the date hereof and shall, except as otherwise provided in Section 5, terminate in its entirety on (and cease to be exercisable, in any respect, from and after) the Option Termination Date (as such term is hereafter defined). The "Option Termination Date" shall be whichever of the following dates shall first occur: (i) June 13, 2006, (ii) in the event that any Change of Control (as such term is defined in Exhibit A hereto) shall hereafter occur, the second anniversary of the date of the occurrence of such Change of Control, or (iii) in the event that Employee shall cease to be an employee of the Company or any affiliate of the Company prior to the date of the occurrence of any Change of Control, the 30th day after the date of such cessation of Employee's employment.

          b. The Option may be exercised by Employee's delivering to the Company, at any time on or after the first vesting date hereunder but at least 30 days prior to the Option Termination Date, a written notice (the "Option Notice"), which Option Notice shall state Employee's intention to exercise the Option, the date on which Employee proposes to purchase the Option Shares (the "Closing Date") and the number of Option Shares to be purchased on the Closing Date, which Closing Date shall be prior to the Option Termination Date and no later than 30 days nor earlier than 10 days following the date of the Option Notice. Upon receipt by the Company of an Option Notice from Employee, Employee shall be obligated to purchase that number of Option Shares to be purchased on the Closing Date set forth in the Option Notice. Employee shall, upon and as a condition of the exercise of this Option in any respect, pay to the Company all taxes that the Company shall be obligated and/or entitled to withhold upon or in connection with such exercise.

          c. The purchase and sale of Option Shares acquired pursuant to the terms of this Option Agreement shall be made on the Closing Date at the offices of the Company. Delivery of the Common Stock certificate or other instrument registered in the name of Employee, evidencing the Option Shares being purchased on the Closing Date, shall be made by the Company to the holder of this Option on the Closing Date against the delivery to the Company of a check in the full amount of the aggregate purchase price therefor.

     SECTION 2. Representations and Warranties of Employee. Employee hereby represents and warrants to the Company as follows:

          a. In the event that Employee acquires any Option Shares, such Option Shares will be acquired for his/her own account, for investment and not with a view to the distribution thereof.

          b. Employee understands that the Option Shares are not (and will not be) registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, that the Option Shares will (in the absence of the registration thereof) bear a restrictive legend thereon upon their issuance, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or the transaction is exempt from registration.

          c. Employee acknowledges and unconditionally accepts that, for federal, state

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and/or local tax purposes, this Option is a non-qualified stock option, not an
"incentive" stock option, and that the Option Shares when and as issued hereunder will not be "incentive" shares but will instead for tax purposes be "non-qualified" shares.

     SECTION 3. Reorganization; Mergers; Sales; Etc. If, at any time during the Option Period, there shall be any capital reorganization, reclassification of Common Stock (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), the consolidation or merger of the Company with or into another corporation or of the sale of all or substantially all the properties and assets of the Company as an entirety to any other corporation or person, the unexercised portion of this Option shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which Employee would have been entitled if Employee had held shares of Common Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. The provisions of this Section 3 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

     SECTION 4.  Adjustment of Option Shares and Option Price.

          a. The number of Option Shares subject to this Option during the Option Period shall be cumulative as to all prior dates of calculation and shall be adjusted for any stock dividend, subdivision, split-up or combination of Common Stock.

          b. The Option Price shall be subject to adjustment from time to time as follows:

              (1) If, at any time during the Option Period, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Option Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

              (2) If, at any time during the Option Period, the number of shares of Common Stock outstanding is decreased by a combination of outstanding shares of Common Stock, then, immediately following the record date for such combination, the Option Price shall be appropriately increased so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

     SECTION 5.  Termination of Option.

          a.  Termination of Option. Subject to subsections (b) - (c) of this
              ----------------------
Section 5, the Option granted hereby shall terminate in its entirety on (and cease to be exercisable, in any respect, from and after) the Option Termination Date.

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          b.  Option Rights Upon Disability. In the event that Employee shall
              ------------------------------
become disabled while he/she is an employee of the Company or any affiliate or subsidiary, the Option granted hereby shall terminate on the earlier of the Option Termination Date or 90 days after the date of disability; provided, that the Board of Directors or the Stock Option Committee of the Company may, in its sole discretion, allow the Option to be exercised at any date prior to the Option Termination Date (without regard to the date of disability), but only to the extent that Employee was entitled to exercise the Option at the date of his/her disability.

          c.  Option Rights Upon Death. In the event that Employee shall die
              -------------------------
while he/ she is an employee of the Company (or within 30 days after the termination of his/her employment), the Option granted hereby shall terminate on the earlier of the Option Termination Date or one year after the date of death, and shall theretofore be exercisable only (i) by Employee's estate or on behalf of such person or persons to whom Employee's rights pass under his/her Will or by the laws of descent and distribution and (ii) only to the extent that Employee was entitled to exercise the Option at the date of his/her death.

     SECTION 6. Transfer of Option; Successors And Assigns. This Agreement (including the Option) and all rights hereunder shall not be transferable at any time without the prior written consent of the Company. This Agreement and all of the rights hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

     SECTION 7. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to the Company, to:

          ACTV, Inc.
          233 Park Avenue South - 10th floor
          New York, NY 10003-1606
          Attention:  Day L. Patterson,
                      EVP/General Counsel

     If to Employee, to:

          Mr. Paul E. Finer
          12 Floral Street
          Windham, NH 03087

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If mailed as aforesaid, any such communication shall be deemed to have been given on the third business day following the day on which the piece of mail containing such communication is posted.

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     SECTION 8.  Amendment and Restatement of Certain Prior Stock Options;
Entire Agreement. This Agreement amends and restates, and thereby replaces and supercedes, the following stock option agreement heretofore entered into by and between Employee and the Company: Non-Qualified Stock Option Agreement dated October 18, 2000, issued for an original aggregate of 67,860 shares of Common Stock (the "Prior Option Agreement"). Employee hereby confirms that he has delivered his executed original of the Prior Option Agreement to the Company for cancellation, and that the Prior Option Agreement is hereby cancelled and abrogated effective as of January 8, 2002 as to all options outstanding thereunder at that date, without retroactive effect as to any options theretofore exercised thereunder. Consequently, this Agreement contains the entire agreement between the parties hereto with respect to all of the options outstanding under the Prior Option Agreement at January 8, 2002.

     SECTION 9. Amendments and Modifications. This Agreement, or any provision hereof, may not be amended, changed or modified without the prior written consent of each of the parties hereto.

     SECTION 10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the laws of such State governing conflicts of laws.


     IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be executed and delivered as of the date first above written.

                                            ACTV, INC.


                                            By:/s/ Day L. Patterson
                                               ---------------------------------
                                                   Day L. Patterson,
                                                   EVP/General Counsel


                                            /s/ Paul E. Finer
                                            ------------------------------------
                                            PAUL E. FINER
                                            ("Employee")

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                                    EXHIBIT A
                                    ---------

                        Definition of "Change of Control"
                        ---------------------------------

For purposes hereof, a "Change of Control" shall mean the first to occur of the
                        -----------------
following:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes hereof, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its affiliates, or (D) any acquisition pursuant to a transaction that complies with Paragraphs (c)(i), (c)(ii) and
(c)(iii) below;

(b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board;

(c) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or any corporation or entity resulting from such Business

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Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and
(iii) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.